UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 7, 2011

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01, 1.02, and 2.03 – Entry into a Material Definitive Agreement, Termination of a Material Definitive Agreement, and Creation of a Direct Financial Obligation

On December 7, 2011, Eastman Chemical Company (the “Company”) entered into a $750 million revolving credit agreement (the "New Credit Facility") expiring December 7, 2016. The New Credit Facility replaces, and has terms substantially similar to, the $700 million revolving credit agreement (the “Prior Credit Facility”) which, by its terms, was scheduled to expire in April 2012 and April 2013 and was terminated concurrently with the entry into the New Credit Facility. (The Prior Credit Facility is filed as Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and is described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources, and Other Financial Information – Liquidity” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.) At December 7, 2011 the Company had no outstanding borrowings under the Prior Credit Facility, and at December 13, 2011 the Company had no outstanding borrowings under the New Credit Facility.

Borrowings under the New Credit Facility are subject to interest at varying spreads above quoted market rates, and a commitment fee is paid on the total unused commitment and letter of credit fees are paid on the amount of any issued letters of credit based upon the Company’s long-term senior unsecured non-credit-enhanced debt rating. The New Credit Facility contains a number of customary covenants and events of default, including the maintenance of a ratio of Debt to Consolidated EBITDA (as defined in the New Credit Facility) for any four consecutive quarters of not greater than 3.5 to 1. Borrowings under the New Credit Facility may be made in multiple currencies in up to U.S. $750 million for general corporate purposes, as liquidity support for commercial paper borrowings, and for funding draws upon letters of credit issued under the New Credit Facility. The New Credit Facility provides for issuance of letters of credit in the amount of up to U.S. $250 million.

Certain of the lenders, agents, and other parties to the New Credit Facility and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to the Company for which they have received customary compensation.

This description of the New Credit Facility is not complete and is qualified in its entirety by reference to the entire New Credit Facility, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by this reference.

Item 9.01(d) -- Exhibit

The following exhibit is filed pursuant to Item 9.01(d):

10.01. Five-Year Credit Agreement, dated as of December 7, 2011, among Eastman Chemical Company, the initial lenders named therein, and Citibank N.A., as administrative agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland PLC, and Wells Fargo Bank, National Association, as documentation agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Controller, and Chief Accounting Officer
Date: December 13, 2011